Exhibit 10.10

SECURITY AGREEMENT

By

POLYMER GROUP, INC.

and

THE DOMESTIC SUBSIDIARIES PARTY HERETO,
as Grantors,

and

CITICORP NORTH AMERICA, INC.,
as Collateral Agent

Dated as of November 22, 2005

i

ii

SECTION 8.16.	Collateral Agent Appointed Attorney-in-Fact	27

SCHEDULES

Schedule I	Domestic Subsidiaries

ANNEXES

Annex I	Form of Joinder Agreement
Annex II	Form of Perfection Certificate
Annex III	Form of Bailee Letter

iii

SECURITY AGREEMENT

SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of November 22, 2005 among POLYMER GROUP, INC., a Delaware corporation (the “Borrower”), each Domestic Subsidiary of the Borrower listed on Schedule I hereto (collectively, together with each Domestic Subsidiary that becomes a party hereto pursuant to Section 8.13 of this Agreement, the “Subsidiary Guarantors” and, together with the Borrower, the “Grantors”), and CITICORP NORTH AMERICA, INC. (in such capacity, the “Collateral Agent”) on behalf of the Secured Parties (as defined in the Credit Agreement) pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party.

RECITALS

A.                                   The Borrower, the Collateral Agent, Citicorp North America, Inc., as administrative agent  (in such capacity and together with any successors in such capacity, the “Administrative Agent”) for the Lenders (as defined herein), as documentation agent (in such capacity, the “Documentation Agent”) and as syndication agent (in such capacity, the “Syndication Agent”), and Citigroup Global Markets Inc. (“CGMI”), as sole lead arranger and sole bookrunner (in such capacity, the “Lead Arranger”), and the lending institutions from time to time party thereto (the “Lenders”) have, in connection with the execution and delivery of this Agreement, entered into that certain credit agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower and the issuance of and participations in Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.

B.                                     Each Subsidiary Guarantor has, pursuant to the Guarantee Agreement, dated as of the date hereof, among other things, unconditionally guaranteed the obligations of the Borrower under the Credit Agreement.

C.                                     The Borrower and each Subsidiary Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and is, therefore, willing to enter into this Agreement.

D.                                    It is contemplated that, to the extent permitted by the Credit Agreement, one or more of the Grantors may enter into one or more Hedging Agreements with one or more Persons that were Lenders or Affiliates of a Lender at the time such Hedging Agreements were entered into  (collectively, the “Hedging Exchangers”) fixing interest rates relating to the Loans.

E.                                      Contemporaneously with the execution and delivery of this Agreement, the Borrower and certain Subsidiary Guarantors have executed and delivered to the Collateral Agent a Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”).

F.                                      This Agreement is given by each Grantor in favor of the Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Obligations (as hereinafter defined).

NOW THEREFORE, in consideration of the foregoing and other benefits accruing each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Parties (and each of their respective successors and assigns), as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.                 Uniform Commercial Code Defined Terms. Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC, including the following which are capitalized herein:

“Accounts”; “Bank”; “Certificates of Title”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Deposit Accounts”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Fixtures”; “Goods”; “Instruments” (as defined in Article 9 rather than Article 3); “Inventory”; “Investment Property”; “Letter-of-Credit Rights”; “Letters of Credit”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; “Supporting Obligations”; and “Tangible Chattel Paper”.

SECTION 1.02.                 Credit Agreement Defined Terms. Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

SECTION 1.03.                 Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Account Debtor” shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Bailee Letter” shall mean an agreement in form substantially similar to Annex III hereto.

“Books and Records” shall mean all instruments, files, records, ledger sheets and documents evidencing, covering or relating to any of the Collateral.

“Borrower” shall have the meaning assigned to such term in the preamble of this Agreement.

“Charges” shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, maritime, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Collateral.

“Collateral” shall mean with respect to each of the Grantors all of the following, in each case, whether now owned or hereafter acquired:

(a)                                  Accounts Receivable;

(b)                                 Books and Records;

(c)                                  cash and Deposit Accounts;

(d)                                 Chattel Paper;

(e)                                  Collateral Account and Collateral Account Funds;

(f)                                    Commercial Tort Claims described on Schedule 15 to the Perfection Certificate;

(g)                                 Documents;

(h)                                 Equipment;

(i)                                     Fixtures;

(j)                                     General Intangibles;

(k)                                  Goods;

(l)                                     Instruments;

(m)                               Inventory;

(n)                                 Investment Property;

(o)                                 Letter-of-Credit Rights;

(p)                                 Letters of Credit;

(q)                                 Supporting Obligations;

(r)                                    Intellectual Property;

(s)                                     to the extent not covered by clauses (a) through (r) of this definition, all other personal property, whether tangible or intangible; and

(s)                                  Proceeds of any and all of the foregoing;

provided that, for purposes of this Agreement, “Collateral” shall not include any Excluded Property.

“Collateral Account” shall mean that collateral account established pursuant to Section 6.01 of this Agreement.

“Collateral Account Funds” shall mean, collectively, the following from time to time on deposit in the Collateral Account:  all funds, investments (including, without limitation, all Permitted Investments) and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Collateral Agent Fees” shall mean all fees, costs and expenses of the Collateral Agent of the types described in Sections 7.08, 7.09, 7.10 and 7.11.

“Collateral Estate” shall have the meaning assigned in Section 7.01(c).

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106(d) of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106(b) of the UCC.

“Control Agreement” shall mean an agreement in form and substance reasonably acceptable to the Collateral Agent for the purpose of effecting Control with respect to any Deposit Account, Securities Account or Commodity Account.

“Copyright License” shall mean each written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether established or registered in the United States by a Grantor or established or registered in any other country or any political subdivision thereof by a Grantor if the beneficial interest is owned by such Grantor, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, including, without limitation, the copyrights, registrations and applications listed in Schedule 14(b) of the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Agreement” shall have the meaning assigned to such term in the Recitals of this Agreement.

“Distribution Date” shall mean each date fixed by the Collateral Agent in its sole discretion for a distribution to the Secured Parties of funds held in the Collateral Account.

“Exchange Rate” shall mean, at any date of determination thereof with respect to any currency, the spot rate of exchange for the conversion of such currency into dollars determined by reference to such rate publishing service as is customarily utilized by the Collateral Agent for such purpose; provided that, to the extent that “Exchange Rate” is used herein to refer to an actual exchange by the Collateral Agent of one currency for another, “Exchange Rate” shall be deemed to refer to the rate at which such exchange actually occurs so long as such exchange is effected under customary market conditions. Any such determination of the Exchange Rate shall be conclusive absent manifest error.

“Excluded Account” shall mean (i) any petty cash Deposit Account, opened by any Grantor; provided that average daily balance during any ten day period of any such excluded petty cash Deposit Account, when aggregated with the average daily balance during any ten day period of all other excluded petty cash Deposit Accounts shall not exceed $100,000 and (ii) any Deposit Account used solely for payroll taxes or employee related benefit accounts.

“Excluded Property” shall mean:

(a)                                  any permit, lease or license, or the assets (owned by a Person other than a Loan Party) subject thereto or covered thereby, held by any Grantor that validly prohibits the creation by such Grantor of a security interest therein or thereon (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity);

(b)                                 any permit, lease or license, or the assets (owned by a Person other than a Loan Party) subject thereto or covered thereby, held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein or thereon (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity);

(c)                                  goods owned by any Grantor on the date hereof or hereafter acquired that are subject to a Lien securing a purchase money obligation or Capital Lease Obligation permitted to be incurred pursuant to the provisions of Section 6.01(vii) of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Goods;

(d)                                 any Intellectual Property Collateral, including without limitation, intent-to-use trademark applications, for which the creation by a Grantor of a security interest therein is prohibited (i) without the consent of third party, (ii) by Requirement of Law, or (iii) would otherwise result in the loss by any Loan Party of any material rights therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity);

(e)                                  Securities Collateral (as defined in the Pledge Agreement);

(f)                                    any Equity Interests pledged pursuant to any Non-U.S. Pledge Agreement; and

(g)                                 Equity Interests in PGI Nonwovens, B.V. held by Chicopee Holdings, B.V. on the date hereof;

provided that the term “Excluded Property” shall not include any Proceeds, substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

“General Intangibles” shall mean, collectively, all “general intangibles,” as such term is defined in the UCC, and in any event shall include, without limitation, all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises and tax refund claims.

“Grantors” shall have the meaning assigned to such term in the preamble of this Agreement.

“Hedging Exchangers” shall have the meaning assigned to such term in the Recitals of this Agreement.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned in the United States by a Grantor, or with respect to any country other than the United States, established, registered or recorded by a Grantor and beneficially owned by such Grantor, or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Lenders” shall have the meaning assigned to such term in the Recitals of this Agreement.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including, without limitation, those listed on Schedules 14(a) and 14(b) of the Perfection Certificate (other than those license agreements in existence on the date hereof and listed on Schedules 14(a) and 14(b) of the Perfection Certificate).

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned in the United States by a Grantor, or with respect to any country other than the United States, registered or recorded by a Grantor and beneficially owned by such Grantor, or hereafter acquired by any Grantor:  (a) all patents and all applications for patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any other country, including those listed on Schedule 14(a) of the Perfection Certificate, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex II hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the Grantors.

“Pledge Agreement” shall have the meaning assigned to such term in the Recitals of this Agreement.

“Pledged Securities” shall have the meaning assigned to such term in the Pledge Agreement and shall include Equity Interests pledged pursuant to Non-U.S. Pledge Agreements; provided, however, that Pledged Securities shall not include the pledge of Equity Interests in PGI Nonwovens B.V. held by Chicopee Holdings, B.V. on the date hereof.

“Proceeds” shall mean, collectively, all “proceeds,” as such term is defined in the UCC, and in any event shall include, without limitation, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Security Interests” shall have the meaning assigned to such term in Section 2.01.

“Subsidiary Guarantors” shall have the meaning assigned to such term in the preamble of this Agreement.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned in the United States by a Grantor, or with respect to any country other than the United States, registered or recorded by a Grantor and beneficially owned by such Grantor, or hereafter acquired by any Grantor:  (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule 14(a) of the Perfection Certificate, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of either Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.04                    Rules of Construction. Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  words in the singular include the plural, and in the plural include the singular; or

(5)                                  provisions apply to successive events and transactions.

ARTICLE II

SECURITY INTERESTS

SECTION 2.01.                 Security Interests. It being expressly understood and agreed that the security interests granted herein for the benefit of the Collateral Agent on behalf of the Secured Parties shall be subject to the terms of the Credit Agreement, as collateral security for the payment and performance in full of all the Obligations, each Grantor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in and to all of the right, title and interest of such Grantor in, to and under the Collateral.

The Liens granted hereunder to secure the Obligations are collectively referred to herein as the “Security Interests”.

SECTION 2.02.                 No Assumption of Liability. The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

SECTION 3.01.                 Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

SECTION 3.02.                 Filings. (a)  All information set forth herein as of the date hereof and in the Perfection Certificate (as of the latest date such document is required to be updated), including the Schedules annexed hereto and thereto, has been duly prepared, completed and executed and the information set forth herein and therein is correct and complete in all material respects. Except with regard to foreign Intellectual Property, the Collateral described on the Schedules annexed to the Perfection Certificate constitutes all of the property of such type of Collateral owned or held by the Grantors to the extent required to be scheduled thereon. Fully completed UCC financing statements (including fixture filings, as applicable)

or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate, which, except with regard to (i) foreign Intellectual Property and (ii) collateral located outside the United States, are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which a security interest may be perfected by filing, recording or registration under Article 9 of the UCC in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration under Article 9 of the UCC is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(b)                                 Each Grantor represents and warrants that fully executed security agreements in the form hereof (or short form security agreements) containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending) have been delivered to the Collateral Agent for registration with the United States Patent and Trademark Office pursuant to 35 U.S.C. § 261 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties in respect of all Collateral consisting of Patents and Trademarks in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and, except with regard to foreign Intellectual Property, no further or subsequent filing, refiling, recording, prerecording, registration or preregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

SECTION 3.03.                 Validity of Security Interests. The Security Interests constitute (a)  legal and valid security interests under New York law in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, perfected security interests in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC in such jurisdictions, (c)  security interests that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and registering and recording of this Agreement or a short form security agreement with the United States Patent and Trademark Office, and (d)  perfected security interests in all Collateral in which a security interest may be perfected by possession or control by the Collateral Agent, in each case, to the extent required pursuant to the provisions hereof. The Security Interests are and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

SECTION 3.04.                 Limitations on and Absence of Other Liens. The Collateral is owned by the Grantors or the Grantors have rights therein, free and clear of any Lien, except for Permitted Liens. The Grantors have not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office and the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens or dispositions permitted by the Credit Agreement.

SECTION 3.05.                 Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interests in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a)                                  Instruments and Tangible Chattel Paper. As of the date hereof, each Instrument and each item of Tangible Chattel Paper specified in Schedule 13 to the Perfection Certificate valued in excess of $500,000 has been properly endorsed, assigned and delivered to the Collateral Agent, and, if necessary, accompanied by instruments of transfer or assignment duly executed in blank. If any amount individually or in the aggregate in excess of $500,000 payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Grantor acquiring such Instrument or Tangible Chattel Paper shall, on a quarterly basis, notify the Collateral Agent and promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall return such Instrument or Tangible Chattel Paper to such Grantor from time to time, to the extent necessary for collection in the ordinary course of such Grantor’s business.

(b)                                 Deposit Accounts. Each Grantor hereby represents and warrants that (i) it has neither opened nor maintains any Deposit Accounts other than the accounts listed in Schedule 16 of the Perfection Certificate as supplemented from time to time and (ii) the Collateral Agent has a perfected security interest in each Deposit Account, other than any Excluded Accounts, by Control. No Grantor shall hereafter establish and maintain any Deposit Account, other than an Excluded Account, unless (1) the applicable Grantor shall have given the Collateral Agent 10 days’ prior written notice (or such shorter period as the Collateral Agent shall agree to) of its intention to establish such new Deposit Account with a Bank, and (2) such Bank and such Grantor shall have duly executed and delivered to the Collateral Agent a Control Agreement with respect to such Deposit Account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account unless an Event of Default of the type specified in Section 7.01(a) of the Credit Agreement has occurred and is continuing or upon the occurrence of the Loans or other Obligations becoming declared immediately due and payable and/or the Commitments being declared terminated. Upon cure or waiver of all Events of Default, the Collateral Agent shall promptly notify the relevant Bank(s) that the applicable Loan Party may withdraw funds from the relevant Deposit Account(s). No Grantor shall grant Control of any Deposit Account to any Person other than the Collateral Agent.

Notwithstanding the provisions of the immediately preceding paragraph, each Grantor will not be required to enter into Control Agreements, subject to the conditions set forth in this paragraph, with respect to the following Deposit Accounts:  (i) any Deposit Accounts used to fund petty cash expenditures to the extent such accounts do not hold greater than $30,000 at any time; (ii) any Deposit Accounts used solely to fund payroll disbursements to employees; (iii) the Deposit Account held at Wachovia (Acct no: 2000003339970) to the extent such account does not hold over $30,000 at any one time; (iv) the Deposit Account held at Wachovia (Acct no: 6728001483) to the extent such account does not hold over $30,000 for any consecutive five Business Days; (v) the Deposit Accounts held at JP Morgan Chase Bank - Hong Kong Branch and identified on the Perfection Certificate on the date hereof, to the extent that these accounts do not hold over $2,000,000 (or the U.S. dollar equivalent thereof at the then prevailing rates of foreign exchange), in the aggregate, at any time; (vi) the Deposit Account held at The Fuji Bank, Ltd.

and identified on the Perfection Certificate on the date hereof, to the extent that this account does not hold over $30,000 (or the U.S. dollar equivalent thereof at the then prevailing rates of foreign exchange) at any time; (vii) the Deposit Accounts held at Bank of Nova Scotia and identified on the Perfection Certificate as amended on the Amendment Effectiveness Date, to the extent that all funds held in these accounts are deposited bi-weekly pursuant to an agreement which is reasonably satisfactory to the Collateral Agent into a Deposit Account subject to a Control Agreement in favor of the Collateral Agent; and (viii) any Deposit Account held at the Collateral Agent. The Grantors shall use their Deposit Accounts in accordance with past practices and shall not manipulate the balances in any of their Deposit Accounts solely to ensure that the balances in the Deposit Accounts meet the limits set forth in the foregoing clauses (i), (iii), (iv) and (vi).

(c)                                  Investment Property. (i)  Each Grantor hereby represents and warrants that (1) it has neither opened nor maintains any Securities Accounts or Commodity Accounts other than those listed in Schedule 16 of the Perfection Certificate and the Collateral Agent has a perfected first priority security interest in such Securities Accounts and Commodity Accounts by Control and (2) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Securities Collateral under the Pledge Agreement and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 16 of the Perfection Certificate. If any Grantor shall at any time hold or acquire any certificated securities constituting Investment Property valued in excess of $500,000 that are not Pledged Securities under the Pledge Agreement, such Grantor shall immediately endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent; provided that in no event shall such Grantor be required to pledge more than 65% of the voting stock of any non-U.S. Subsidiary. If any securities now or hereafter acquired by any Grantor constituting Investment Property that are not Pledged Securities are uncertificated, such Grantor shall promptly notify each Collateral Agent thereof and use its commercially reasonable efforts to, within five (5) Business Days and in any event no later than 30 days (except where legally prohibited therefrom), pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (at such Grantor’s option) (a) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor, or (b) arrange for the Collateral Agent to become the registered owner of the securities. No Grantor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) the applicable Grantor shall have given the Collateral Agent 10 days’ prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary and (2) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Grantor shall have duly executed and delivered to the Collateral Agent a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be. Each Grantor shall accept any cash and Investment Property (not subject to the Pledge Agreement or Non-U.S. Pledge Agreements) in trust for the benefit of the Collateral Agent and within five (5) Business Days of actual receipt thereof, deposit such Investment Property and any new securities, instruments, documents or other Investment Property by reason of ownership of such Investment Property received by it into a Securities Account or Commodity Account subject to a Control Agreement in favor of the Collateral Agent. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing. Upon cure or waiver of all Events of Default, the Collateral Agent shall promptly notify the relevant Securities Intermediary or Commodities Intermediary that the applicable Grantor may withdraw funds from the relevant Securities

Accounts or Commodities Accounts. No Grantor shall grant control over any Investment Property to any Person other than the Collateral Agent. Notwithstanding the foregoing, the “Collateral Investment Account” as identified on Schedule 16 of the Perfection Certificate need not be subject to a Control Agreement for a period not to exceed thirty days from the date hereof.

(ii)                                  Each Grantor shall promptly pay all Charges and fees with respect to the Investment Property pledged by it under this Agreement, other than any Charges and fees constituting Liens permitted by Section 6.02(iii) of the Credit Agreement. In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may upon notice to such Grantor, do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Collateral Agent from all reasonable costs and expenses incurred by the Collateral Agent under this Section 3.05(c).

(d)                                 Electronic Chattel Paper and Transferable Records. If any amount individually or in the aggregate in excess of $500,000 payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Grantor acquiring such Electronic Chattel Paper or transferable record shall, on a quarterly basis, notify the Collateral Agent and shall, promptly, take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(e)                                  Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Grantor in an amount individually in excess of $100,000 or in the aggregate in excess of $500,000, such Grantor shall notify the Collateral Agent on a quarterly basis thereof and such Grantor shall promptly, use commercially reasonable efforts to either (at the option of such Grantor) (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit in each case, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent.

(f)                                    Commercial Tort Claims. As of the date hereof each Grantor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 15 to the Perfection Certificate (as supplemented from time to time). If any Grantor shall at any time hold or acquire a Commercial Tort Claim having a value individually or in the aggregate in excess of $500,000, such Grantor shall promptly notify the Collateral Agent in writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

(g)                                 Motor Vehicles. Upon the reasonable request of the Collateral Agent, each Grantor shall deliver to the Collateral Agent originals of the certificates of title or ownership for the motor vehicles (and any other Equipment covered by Certificates of Title or ownership) owned by it with the Collateral Agent listed as a lienholder therein. Such requirement shall apply to the Grantors if any such motor vehicle (or any such other Equipment) is valued over $50,000, provided that the value of all such motor vehicles (and such Equipment) as to which any Grantor has not delivered a Certificate of Title or ownership is over $500,000.

(h)                                 Landlord’s Access Agreements/Bailee Letters. Each Grantor shall use its commercially reasonable efforts to obtain a Bailee Letter or a Landlord Access Agreement, as applicable, from all such bailees and landlords, as applicable, who from time to time have possession of Collateral in excess of $100,000.

SECTION 3.06.                 Condition and Maintenance of Equipment.The Equipment of such Grantor is in good repair, working order and condition, reasonable wear and tear, casualty and condemnation excepted. Except as determined by such Grantor’s commercially reasonable business judgment, each Grantor shall cause the Equipment to be maintained and preserved in good repair, working order and condition, reasonable wear and tear excepted, and shall as quickly as commercially reasonably practicable make or cause to be made all repairs, replacements and other improvements which are necessary or appropriate in the conduct of such Grantor’s business.

SECTION 3.07.                 No Conflicts, Consents, etc.In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, such Grantor agrees to use its commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

ARTICLE IV

COVENANTS

SECTION 4.01.                 Change of Name; Location of Collateral; Records; Place of Business. (a)  Each Grantor shall comply with the provisions of Section 5.07 of the Credit Agreement.

(b)                                 Each Grantor agrees to maintain, at its own cost and expense, records which are complete and accurate in all material respects with respect to the Collateral owned by it as is consistent with its current practices and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

SECTION 4.02.                 Protection of Security. Except as determined by such Grantor’s commercially reasonable business judgment, each Grantor shall, at its own cost and expense, take any and all actions necessary and reasonable to defend title to the Collateral against all Persons and to defend the Security Interests of the Collateral Agent in the Collateral and the priority thereof against any Lien other than Permitted Liens.

SECTION 4.03.                 Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to preserve, protect and perfect the Security Interests and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interests and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

SECTION 4.04.                 Inspection and Verification. The Collateral Agent and its representatives as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to at all reasonable times and intervals and upon reasonable prior notice inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located in each case during business hours. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (subject to Section 9.16 of the Credit Agreement).

SECTION 4.05.                 Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral except to the extent the same constitute Permitted Liens, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by this Agreement (in each case with reasonable prior written notice to such Grantor), and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 15 days of written demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

SECTION 4.06.                 Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account valued in excess of $500,000, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

SECTION 4.07.                 Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance unless finally judicially determined to have arisen from the gross negligence, bad faith or willful misconduct of the indemnified party.

SECTION 4.08.                 Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment for security, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral other than Liens securing the Obligations and Permitted Liens.

SECTION 4.09.                 Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

SECTION 4.10.                 Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.04 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its reasonable discretion and upon prior notice to the Grantors obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems reasonably advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.10, including reasonable attorneys’ fees, court costs, out-of-pocket expenses and other charges relating thereto, shall be payable, upon written demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby in the same priority as the original Obligations. So long as no Event of Default has occurred and is continuing, all actions to be taken with respect to the making, settling and adjusting of claims under insurance policies may be taken by the Grantors without any requirement of participation or consent from the Collateral Agent and all proceeds received from any insurance with respect to any claim may be paid directly to the applicable Grantor to be applied in accordance with the provisions of Section 6.02 hereof.

SECTION 4.11.                 Certain Covenants and Provisions Regarding Patent, Trademark and Copyright Collateral. (a)  Except as determined by such Grantor’s reasonable business judgment, each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b)                                 Except as determined by such Grantor’s reasonable business judgment, each Grantor (either itself or through its licensees or its sublicenses) will, for each Trademark material to the conduct of such Grantor’s business, use its commercially reasonable efforts to (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for nonuse, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c)                                  Except as determined by such Grantor’s reasonable business judgment, each Grantor (either itself or through licensees) will, for each work covered by a material registered Copyright, publish, reproduce, display, adopt and distribute such work with such appropriate copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.

(d)                                 Each Grantor shall notify the Collateral Agent as soon as practicable if it knows that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or United States Copyright Office (or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, or its right to register the same, or to keep and maintain the same.

(e)                                  In the event that any Grantor, either itself or through any agent, employee, licensee or designee, files an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office or United States Copyright Office, or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, such Grantor shall notify the Collateral Agent (within at least three months of the initial filing thereof) and execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interests in such Patent, Trademark or Copyright or application therefor, and pursuant to Section 8.16 of this Agreement, each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings with prior written notice to such Grantor solely for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)                                    Each Grantor will take all necessary steps that are consistent with its reasonable business judgment in any proceeding before the United States Patent and Trademark Office or United States Copyright Office, or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks or Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with commercially reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)                                 In the event that any Grantor has reason to believe that any Collateral consisting of a material Patent, Trademark or Copyright has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with commercially reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are reasonably appropriate under the circumstances to protect such Collateral.

(h)                                 To each Grantor’s actual knowledge, on and as of the date hereof, such Grantor is not infringing upon any Patent, Trademark or Copyright of any other Person other than such infringement that, individually or in the aggregate, would not (or would not reasonably be expected to) result in a material adverse effect on the value or utility of the Collateral consisting of Intellectual Property or any portion thereof material to the use and operation of the Collateral and no proceedings have been instituted or are pending against such Grantor or, to such Grantor’s knowledge, threatened, and no claim against such Grantor has been received by such Grantor, alleging any such violation.

(i)                                     Upon and during the continuance of an Event of Default, each Grantor shall upon the written request of the Collateral Agent use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Collateral Agent or its designees.

Notwithstanding anything herein to the contrary, any Grantor may, for commercially reasonable cause, abandon or allow to become lost or dedicated to the public any Patent, Trademark or Copyright.

ARTICLE V

REMEDIES

SECTION 5.01.                 Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees upon written request to deliver each item of Collateral to the Collateral Agent, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times:  (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of applicable law or any then existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter peaceably any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem reasonably appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give a Grantor ten (10) Business Days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC) of the Collateral Agent’s intention to make any sale or other disposition of such Grantor’s Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section shall be deemed to conform to the commercially reasonable standards as provided in Section 9-611 of the UCC.

SECTION 5.02.                 Application of Proceeds. All Proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies, together with any other moneys then held by the Collateral Agent in the Collateral Account shall, to the extent available for distribution (it being understood that the Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 5.02), be distributed (subject to the provisions of Section 5.03) by the Collateral Agent on each Distribution Date in the following order of priority:

First:  to the Collateral Agent for any unpaid Collateral Agent Fees;

Second:  without duplication of amounts applied pursuant to clause First above, to any other Secured Party which has theretofore advanced or paid any Collateral Agent Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

Third:  without duplication of the amounts applied pursuant to clause First and Second above, to any Secured Party which has theretofore advanced or paid any Collateral Agent Fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

Fourth:  without duplication of the amounts applied pursuant to clauses First, Second and Third above, subject to the provisions of Section 2.06(j) of the Credit Agreement, to the Secured Parties, in an amount equal to all Obligations, whether or not then due and payable (but other than contingent indemnification obligations not then claimed or due), and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date;

Fifth, without duplication of the amounts applied pursuant to clauses First, Second, Third and Fourth above, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Fourth of this Section 5.02, the Grantors shall remain liable for any deficiency.

The term “unpaid” as used in this Section 5.02 refers:

(i)                                     in the absence of a bankruptcy proceeding with respect to the relevant Grantor(s), to all amounts of the relevant Obligations outstanding as of a Distribution Date, and

(ii)                                  during the pendency of a bankruptcy proceeding with respect to the relevant Grantor(s), to all amounts allowed by the bankruptcy court in respect of the relevant Obligations as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions have not been made in respect thereof.

SECTION 5.03.                 Collateral Agent’s Calculations. In making the determinations and allocations required by Section 5.02, the Collateral Agent may conclusively rely upon information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to any Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. In addition, for purposes of making the allocations required by Section 5.02 with respect to any amount that is denominated in any currency other than Dollars, the Collateral Agent shall, on the applicable Distribution Date, convert such amount into an amount of Dollars based upon the relevant Exchange Rate as of a recent date specified by the Collateral Agent in its reasonable discretion. All distributions made by the Collateral Agent pursuant to Section 5.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it for distribution to any Lenders.

SECTION 5.04.                 Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral, except to the extent that such license may not be granted as a result of a pre-existing exclusive license arrangement, consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may only be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default.

ARTICLE VI

COLLATERAL ACCOUNT

SECTION 6.01.                 Establishment of Collateral Account. (a)  The Collateral Agent is hereby authorized to establish and maintain, in the name of the Collateral Agent and pursuant to a Control Agreement, a restricted deposit account designated “Polymer Group, Inc. Collateral Account.”  Each Grantor shall deposit into the Collateral Account from time to time all amounts required to be deposited in the Collateral Account by the Credit Agreement and any amounts specifically required to be deposited therein by any other Loan Documents.

(b)                                 The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. So long as no Event of Default has occurred and is continuing or will result therefrom and to the extent Grantor is not required to repay debt under any Loan Documents, the Collateral Agent shall within two Business Days of receiving a request of the applicable Grantor for release of cash proceeds constituting (A) Net Proceeds from any Destruction or Taking from the Collateral Account remit such cash proceeds on deposit in the Collateral Account to or upon the order of such Grantor, so long as such Grantor has satisfied the conditions relating thereto set forth in Section 6.02 hereof and, (B) Net Proceeds from any Asset Sale from the Collateral Account, remit such cash proceeds on deposit in the Collateral Account, so long as such Guarantor has satisfied the conditions relating thereto set forth in Section 6.02 hereof. At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may in its reasonable discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Obligations in the manner specified in Section 5.02; provided, however, notwithstanding the foregoing, moneys deposited in the Collateral Account pursuant to Section 2.06(j) of the Credit Agreement shall be held and applied as set forth therein.

(c)                                  Amounts on deposit in the Collateral Account shall be invested from time to time in Permitted Investments as the applicable Grantor (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Collateral Agent (or any subagent); provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may in its reasonable discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Obligations in the manner specified in Section 5.02.

SECTION 6.02.                 Proceeds of Destruction, Taking and Excluded Asset Sale. (a)  So long as no Default or Event of Default shall have occurred and be continuing, and to the extent the applicable Grantor is permitted by Section 2.05(c)(iii) or (iv) of the Credit Agreement to apply any Net Proceeds as contemplated therein, in the event there shall be any Net Proceeds in respect of any Taking or any Destruction or from any Asset Sale, the applicable Grantor shall have the right, at such Grantor’s option, to apply such Net Proceeds within the time periods provided in Section 2.05(c)(iii) or (iv) of the Credit Agreement for purposes permitted thereby and the Collateral Agent shall release such Net Proceeds to such Grantor in accordance with the provisions of Section 6.01(b) hereof.

(b)                                 Notwithstanding Section 6.02(a), the Collateral Agent shall not release any amounts in the Collateral Account constituting Net Proceeds of a Taking or Destruction or from an Asset Sale, until the applicable Grantor has furnished to the Collateral Agent an Officers’ Certificate, at least five (5) days’ prior to the proposed date of release, setting forth:  (1) a brief description of the application to be made (including the dollar amount thereof), (2) to the extent the application is a reinvestment in properties or assets, such reinvestment properties or assets will be Collateral to the extent required by the Credit Agreement and all security agreements and mortgages and other items required to subject such reinvestment properties or assets to the Lien of this Agreement in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, shall be accomplished at the times required hereby and by Section 5.11 of the Credit Agreement and (3)  the reinvestment otherwise complies with the terms of the Credit Agreement.

ARTICLE VII

The Collateral Agent

SECTION 7.01.                 General Authority of the Collateral Agent over the Collateral. (a)  Subject to the provisions herein, each Grantor hereby appoints the Collateral Agent as its true and lawful attorney-in-fact for the purpose, during the continuance of an Event of Default, of taking any action and executing any and all documents and instruments that the Collateral Agent may deem necessary to carry out the terms of this Agreement and accomplish the purposes hereof and, without limiting the generality of the foregoing, each Grantor hereby acknowledges that the Collateral Agent shall have all powers and remedies set forth in the Security Documents. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.

(b)                                 By acceptance of the benefits of this Agreement and the Security Documents:  each Secured Party shall be deemed irrevocably (1) to consent to the appointment of the Collateral Agent as its agent hereunder and under the Security Documents, (2) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for enforcement of any provisions of this Agreement and the Security Documents against any Grantor or the exercise of remedies hereunder or thereunder, (3) to agree that such Secured Party shall not take any action to enforce any provisions of this Agreement or any Security Document against any Grantor or to exercise any remedy hereunder or thereunder and (4) to agree to be bound by the terms of this Agreement and the Security Documents.

(c)                                  The Collateral Agent hereby agrees that it holds and will hold all of its right, title and interest in, to and under the Security Documents and the Collateral granted to the Collateral Agent thereunder whether now existing or hereafter arising (all such right, title and interest being hereinafter referred to as the “Collateral Estate”) under and subject to the conditions set forth in this Agreement; and the Collateral Agent further agrees that it will hold such Collateral Estate for the benefit of the Secured Parties, for the enforcement of the payment of all Obligations (subject to the limitations and priorities set forth herein and in the respective Security Documents) and as security for the performance of and compliance with the covenants and conditions of this Agreement and each of the Security Documents.

SECTION 7.02.                 Exercise of Powers. All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Security Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Agent as set forth in any Security Document may be exercised from time to time as herein and therein provided.

SECTION 7.03.                 Remedies Not Exclusive. (a)  No remedy conferred upon or reserved to the Collateral Agent herein or in the Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any Security Document or now or hereafter existing at law or in equity or by statute.

(b)                                 No undue delay or omission by the Collateral Agent to exercise any right, remedy or power hereunder or under any Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement or any Security Document to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.

(c)                                  If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then the Grantors, the Collateral Agent and the other Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Collateral Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

SECTION 7.04.                 Waiver and Estoppel.

(a)                                  Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and licensors, waives and releases all rights to demand or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted herein or in any Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any Security Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

(b)                                 Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any Security Document) in connection with this Agreement and the Security Documents and any action taken by the Collateral Agent with respect to the Collateral.

SECTION 7.05.                 Limitation on Collateral Agent’s Duty in Respect of Collateral. Except as required by applicable law, beyond its duties as to the custody thereof expressly provided herein or in any Security Document and to account to the Secured Parties and the Grantors for moneys and other property received by it hereunder or under any Security Document and any other express duties specified in the Security Documents, the Collateral Agent shall not have any duty to the Grantors or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

SECTION 7.06.                 Limitation by Law. All rights, remedies and powers provided in this Agreement or any Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 7.07.                 Rights of Secured Parties in Respect of Obligations. Notwithstanding any other provision of this Agreement or any Security Document, the right of each Secured Party to receive payment of the Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise), as expressed in the instruments evidencing or agreements governing such Obligations, or to institute suit for the enforcement of such payment on or after such due date, shall not be impaired or affected without the consent of such Secured Party given in the manner prescribed by the instruments evidencing or agreements governing such Obligations.

SECTION 7.08.                 Compensation and Expenses. Each Grantor agrees to pay to the Collateral Agent, from time to time upon written demand, (a) reasonable compensation for its services hereunder and under the Security Documents and for administering the Collateral Estate, as agreed by the Grantors and the Collateral Agent, and (b) all of the reasonable out-of-pocket costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel, advisors and agents) (i) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement and each Security Document or the enforcement of any of the provisions hereof or thereof or (ii) incurred or required to be advanced in connection with the sale or other disposition of Collateral pursuant to any Security Document and the preservation, protection or defense of the Collateral Agent’s rights under this Agreement and the Security Documents and in and to the Collateral and the Collateral Estate. Such fees, costs and expenses are intended to constitute expenses of administration under any bankruptcy law relating to creditors’ rights generally. The obligations of each Grantor under this Section 7.08 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

SECTION 7.09.                 Stamp and Other Similar Taxes. Each Grantor agrees to indemnify and hold harmless the Collateral Agent, the Administrative Agent and each other Secured Party from any present or future claim for liability for any stamp or any other similar tax, and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Security Document, the Collateral Estate or any Collateral. The obligations of each Grantor under this Section 7.09 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

SECTION 7.10.                 Filing Fees, Excise Taxes, etc.Each Grantor agrees to pay or to reimburse the Collateral Agent for any and all payments made by the Collateral Agent in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of this Agreement and each Security Document. The obligations of each Grantor under this Section 7.10 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

SECTION 7.11.                 Indemnification. Each Grantor agrees to pay, indemnify and hold the Collateral Agent, the Administrative Agent and the other Secured Parties (and their respective directors, officers, agents and employees) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel and agents) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Security Documents, unless finally judicially determined to have arisen from the gross negligence, bad faith or willful misconduct of the indemnified party, including for taxes in any jurisdiction in which the Collateral Agent is subject to tax by reason of actions hereunder or under the Security Documents, unless such taxes are imposed on or measured by compensation paid to the Collateral Agent under Section 7.08. To the extent permitted by applicable law, in any suit, proceeding or action brought by the Collateral Agent under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder, or to enforce any provisions thereof, each Grantor will save, indemnify and keep the Collateral Agent, the Administrative Agent and the other Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from any Grantor, and all such obligations of each Grantor shall be and remain enforceable against and only against each Grantor and shall not be enforceable against the Collateral Agent, the Administrative Agent or any other Secured Party.

The agreements in this Section 7.11 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01.                 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it c/o the Borrower at the Borrower’s address as provided in Section 9.01 of the Credit Agreement, with a copy to the Borrower.

SECTION 8.02.                 Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the Lenders’ issuance of and participations in Letters of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

SECTION 8.03.                 Binding Effect. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly permitted by each of the other Loan Documents.

SECTION 8.04.                 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 8.05.                 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.06.                 Waivers; Amendment; Several Agreement. (a)  No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into among the Borrower, the Collateral Agent and the Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consents required in accordance with Section 9.08 of the Credit Agreement.

(c)                                  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 8.07.                 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.07.

SECTION 8.08.                 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. It is understood and agreed among the parties that this Agreement shall create separate security interests in the Collateral securing the Obligations as provided in Section 2.01, and that any determination by any court with jurisdiction that the security interest securing any Obligation or class of Obligations is invalid for any reason shall not in and of itself invalidate the Security Interests securing any other Obligations hereunder.

SECTION 8.09.                 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall become effective as provided in Section 8.03. Delivery of an executed signature page to this Agreement by facsimile transmission or .pdf Adobe file shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8.10.                 Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 8.11.                 Jurisdiction; Consent to Service of Process. (a)  Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

(b)                                 Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.15 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.12.                 Termination. (a)  This Agreement and the Security Interests (i) shall automatically terminate when (a) all the Obligations (other than contingent indemnification obligations not then claimed or due) have been paid in full, (b) the Lenders have no further commitment to lend under the Credit Agreement or to issue or participate in Letters of Credit and (c) the LC Exposure has been reduced to zero (at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC termination statements and other documents which the Grantors shall reasonably request to evidence such termination) and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment in respect of any Obligation is rescinded or must otherwise be restored by any Secured Party upon any bankruptcy or reorganization of any Grantor or otherwise. Any execution and delivery of termination statements or documents pursuant to this Section 8.12(a) shall be without recourse to or warranty by the Collateral Agent. A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interests in the Collateral of such Subsidiary Guarantor shall be automatically released in the event that the Equity Interests of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a Person that is not an Affiliate of Borrower such that such Person is no longer a Subsidiary of Borrower in accordance with the terms of each Loan Document.

(b)                                 Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement or, upon the effectiveness of any written consent to the release of the security interests granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, security interests in such Collateral shall be automatically released. In connection with such release, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and other documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of UCC termination statements and similar documents pursuant to this Section 8.12(b) shall be without recourse to or warranty by the Collateral Agent.

SECTION 8.13.                 Additional Grantors. To the extent any Domestic Subsidiary shall be required to become a Grantor pursuant to any Loan Document, upon execution and delivery by the Collateral Agent and such Domestic Subsidiary of an instrument in the form of Annex I hereto, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. Each such Domestic Subsidiary shall at such time deliver to the Collateral Agent a completed

Perfection Certificate. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor thereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.14.                 Financing Statements. Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction (a) any filing with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), (b) any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) any financing or continuation statements or other documents without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Collateral as “all assets in which the Grantor now owns or hereafter acquires rights, and the proceeds thereof” and (iii) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates, and (c) any other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interests granted by each Grantor without the signature of any Grantor. Each Grantor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request. Copies of such financing statements, as filed, should be sent promptly to the Borrower at its address provided in Section 9.01 of the Credit Agreement.

SECTION 8.15.                 No Deemed Dividend. Notwithstanding the foregoing, no Loan Party shall be required to take any action pursuant to this Agreement that the Borrower has reasonably determined would either result in adverse tax consequences under Section 956 of the Code or would contravene any applicable law, rule or regulation.

SECTION 8.16.                 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) with 2 days prior notice to the Grantor to notify, or to require any Grantor to notify Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

POLYMER GROUP, INC.

By:
Name:
Title:

BONLAM (S.C.), INC.
CHICOPEE, INC.
DOMINION TEXTILE (USA) INC.
FABPRO ORIENTED POLYMERS, INC.
FABRENE CORP.
FABRENE GROUP L.L.C.
FIBERGOL CORPORATION
FIBERTECH GROUP, INC.
FNA ACQUISITION, INC.
FNA POLYMER CORP.
LORETEX CORPORATION
PGI EUROPE, INC.
PGI POLYMER, INC.
PNA CORP.
POLY-BOND INC.
POLYIONIX SEPARATION TECHNOLOGIES, INC.
PRISTINE BRANDS CORPORATION
TECHNETICS GROUP, INC., as Subsidiary Guarantors

By:
Name:
Title:

CITICORP NORTH AMERICA, INC.,
as Collateral Agent

By:
Name:
Title:

2

SCHEDULE I

Security Agreement

DOMESTIC SUBSIDIARIES

Name

BONLAM (S.C.), INC.
CHICOPEE, INC.
DOMINION TEXTILE (USA) INC.
FABPRO ORIENTED POLYMERS, INC.
FABRENE CORP.
FABRENE GROUP L.L.C.
FIBERGOL CORPORATION
FIBERTECH GROUP, INC.
FNA ACQUISITION, INC.
FNA POLYMER CORP.
LORETEX CORPORATION
PGI EUROPE, INC.
PGI POLYMER, INC.
PNA CORP.
POLY-BOND INC.
POLYIONIX SEPARATION TECHNOLOGIES, INC.
PRISTINE BRANDS CORPORATION
TECHNETICS GROUP, INC.

Annex I to the

Security Agreement

Form of Joinder Agreement

SUPPLEMENT NO.        dated as of [               ], to the Security Agreement (the “Security Agreement”) dated as of [            ], 2005, among POLYMER GROUP, INC., a Delaware corporation (the “Borrower”), each Domestic Subsidiary of the Borrower listed on Schedule I thereto (collectively, together with each Domestic Subsidiary that becomes a party thereto, the “Subsidiary Guarantors” and, together with Borrower, the “Grantors”), and CITICORP NORTH AMERICA, INC., as collateral agent (the “Collateral Agent”) on behalf of the Secured Parties (as defined in the Credit Agreement).

A.                                   Reference is made to (a) the Credit Agreement dated as of [               ], 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Collateral Agent, Citicorp North America, Inc., as administrative agent  (in such capacity and together with any successors in such capacity, the “Administrative Agent”) for the Lenders (as defined herein), as documentation agent (in such capacity, the “Documentation Agent”) and as syndication agent (in such capacity, the “Syndication Agent”), and Citigroup Global Markets Inc. (“CGMI”), as sole lead arranger and sole bookrunner (in such capacity, the “Lead Arranger”), and the lending institutions from time to time party thereto (the “Lenders”), (b) the Guarantee Agreement dated as of [               ], 2005 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Domestic Subsidiaries and the Collateral Agent, and (c) the Pledge Agreement dated [               ], 2005 among certain Grantors and the Collateral Agent (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement” and, together with the Security Agreement and the Guarantee Agreement, the “Collateral Documents”).

B.                                     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C.                                     Pursuant to Section 5.16 of the Credit Agreement, each Domestic Subsidiary of the Borrower that was not in existence or not a Domestic Subsidiary on the date of the Credit Agreement is required to enter into the Collateral Documents upon becoming a Domestic Subsidiary. Each of the Collateral Documents provides that such Domestic Subsidiary may become a party to the Collateral Documents by execution and delivery of an instrument in the form of this Supplement. The undersigned Domestic Subsidiary (the “New Domestic Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a party to the Collateral Documents.

Accordingly, the Collateral Agent and the New Domestic Subsidiary agree as follows:

SECTION 1.                                In accordance with Section 5.16 of the Credit Agreement, the New Domestic Subsidiary by its signature below becomes a Grantor and Pledgor under each of the Collateral Documents with the same force and effect as if originally named therein as a party thereto and hereby (a) agrees to all terms and provisions of the Collateral Documents applicable to it as a Grantor and Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Pledgor thereunder are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date and in such case they shall be true and correct in all material respects as of such date). In furtherance of the foregoing, the New Domestic Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its permitted successors and assigns, for the benefit of the Secured Parties and their permitted successors and assigns, a security interest in and lien on all of the New Domestic Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Domestic Subsidiary. Each of the Collateral Documents is hereby incorporated herein by reference.

SECTION 2.                                The New Domestic Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally.

SECTION 3.                                This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Domestic Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.                                The New Domestic Subsidiary hereby represents and warrants that (a) all information set forth in the Perfection Certificate, including the schedules annexed thereto, has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects and (b) set forth on Schedule II attached hereto is a true and correct schedule describing the securities of the New Domestic Subsidiary being pledged hereunder.

SECTION 5.                                Except as expressly supplemented thereby, each of the Collateral Documents shall remain in full force and effect.

SECTION 6.                                THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.                                In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Documents shall not in any way be affected or impaired thereby (it being understood that the invalidity a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.                                All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement. All communications and notices hereunder of the New Domestic Subsidiary shall be given to it at the address set forth under its signature below.

SECTION 9.                                The New Domestic Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including

2

the reasonable fees, other charges and disbursements of counsel for the Collateral Agent in each case in accordance with the terms of the Credit Agreement.

IN WITNESS WHEREOF, the New Domestic Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

3

[Name of New Subsidiary]

By:
Name:
Title:
Address:

CITICORP NORTH AMERICA, INC., as Collateral Agent

By:
Name:
Title:

S-1

SCHEDULE I

to the Joinder Agreement

Guarantors

SCHEDULE II

to the Joinder Agreement

Pledged Securities of the New Grantor

PLEDGED STOCK

Issuer	Number of Certificate	Registered Owner	Number and Class of Shares	Percentage of Shares

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Annex II to the

Security Agreement

Form of Perfection Certificate

Annex III to the Security Agreement

FORM OF NOTICE TO BAILEE OF SECURITY INTEREST IN COLLATERAL

CERTIFIED MAIL — RETURN RECEIPT REQUESTED

[                    ], 200[  ]

TO:                            [Bailee’s Name]

                                                [Bailee’s Address]

Re:                               [Borrower]

Ladies and Gentlemen:

In connection with that certain Security Agreement, dated as of  [               ], 2005 (the “Security Agreement”), made by Borrower, the Grantors party thereto and Citicorp North America, Inc. (“Citicorp”), as Collateral Agent, we have granted to the Collateral Agent a security interest in substantially all of our personal property, including our inventory.

This letter constitutes notice to you, and your signature below will constitute your acknowledgment, of the Collateral Agent’s continuing security interests in all goods with respect to which you are acting as bailee. Until you are notified in writing to the contrary by the Collateral Agent, however, you may continue to accept instructions from us regarding the delivery of goods stored by you.

Your acknowledgment also constitutes a waiver and release, for the Collateral Agent’s benefit, of any and all claims, liens, including bailee’s liens, and demands of every kind which you have or may later have against such property (including any right to include such property in any secured financing to which you may become party).

In order to complete our records, kindly have a duplicate of this letter signed by an officer of your company and return same to us at your earliest convenience.

Very truly yours,

Receipt acknowledged, confirmed and approved:

[BAILEE]	[APPLICABLE GRANTOR]

By:	By:
Name:	Name:
Title:	Title:

cc:                                 Citicorp North America, Inc.